EXHIBIT 10.1



                       MASTER PURCHASE AND SALE AGREEMENT


                                     Between


                     KAISER FOUNDATION HEALTH PLAN OF TEXAS
                                   (As Seller)


                                       and


                                 HMO TEXAS, L.C.
                                   (As Buyer)


                                               Dated:   June 5, 1998



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                                TABLE OF CONTENTS




                                                                           Page

ARTICLE I


GENERAL...........................................................................................................1
                           1.1      Agreement to Sell and Purchase................................................1
                           1.2      Purchase Price................................................................4
                           1.3      Escrow Deposit................................................................4

         ARTICLE II

TITLE COMMITMENT AND SURVEY;
REVIEW AND INSPECTION BY BUYER....................................................................................4
                           2.1      Title Commitment and Survey...................................................4
                           2.2      Review and Inspection by Buyer................................................5
                           2.3      Due Diligence Notice..........................................................6

         ARTICLE III

REPRESENTATIONS, WARRANTIES, COVENANTS,
AND AGREEMENTS....................................................................................................7
                           3.1      Representations and Warranties of Seller......................................7
                           (a)      Organization and Good Standing................................................7
                           (b)      Seller's Authority and No Breach..............................................8
                           (c)      No Violations.................................................................8
                           (d)      Seller's Financial Statements.................................................8
                           (e)      Litigation....................................................................8
                           (f)      No Brokers or Finders.........................................................8
                           (g)      Seller's Consents.............................................................9
                           (h)      Tax Returns and Tax Liabilities...............................................9
                           (i)      No Untrue Representation or Warranty..........................................9
                           (j)      Inspection, Representations and Warranties of Seller..........................9
                           (k)      Due Diligence Materials......................................................11
                           (l)      Licenses and Permits.........................................................11
                           (m)      Zoning.......................................................................11
                           (n)      Proceedings..................................................................11
                           (o)      Improvements.................................................................11
                           (p)      Representations and Warranties True and Correct at Closing;
                  Breaches
                                                                                                                 11
                           3.2      Representations and Warranties of Buyer......................................12
                           (a)      Organization and Good Standing...............................................12
                           (b)      Buyer's Authority and No Breach..............................................12





                           (c)      No Brokers or Finders........................................................12
                           (d)      Buyer's Consents.............................................................12
                           (e)      No Untrue Representation or Warranty.........................................12
                           (f)      Representations and Warranties True and Correct at Closing;
                  Breaches
                                                                                                                 12
                           3.3      Survival of Provisions.......................................................13
                           3.4      Operations Pending Closing...................................................13
                           3.5      Communications...............................................................14
                           3.6      Indemnification..............................................................15
                           (a)      Indemnification by Seller....................................................15
                           (b)      Indemnification by Buyer.....................................................15
                           (c)      Limitation...................................................................15
                           3.7      Guarantees...................................................................16

         ARTICLE IV

CONDITIONS PRECEDENT; TERMINATION................................................................................16
                           4.1      Conditions to Buyer's Obligations............................................16
                           4.2      Conditions to Seller's Obligations...........................................17
                           4.3      Joint Conditions Precedent to Closing........................................17
                           4.4      Termination..................................................................17

         ARTICLE V

THE CLOSING......................................................................................................18
                           5.1      The Closing Date.............................................................18
                           5.2      Seller's Obligations at the Closing..........................................18
                           5.3      Buyer's Obligations at the Closing...........................................19
                           5.4      Closing Costs................................................................20
                           5.5      Prorations...................................................................20

         ARTICLE VI

DAMAGE OR CONDEMNATION PRIOR TO THE CLOSING......................................................................21
                           6.1      Damage.......................................................................21
                           6.2      Condemnation.................................................................21

         ARTICLE VII

DEFAULTS.........................................................................................................22
                           7.1      Default by Seller............................................................22
                           7.2      Default by Buyer.............................................................22


                                       ii

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         ARTICLE VIII

MISCELLANEOUS....................................................................................................22
                           8.1      Notices......................................................................22
                           8.2      Waiver.......................................................................24
                           8.3      Counterparts.................................................................24
                           8.4      Brokerage Fees and Commissions...............................................24
                           8.5      Entire Agreement.............................................................24
                           8.6      Modification.................................................................24
                           8.7      Applicable Law...............................................................24
                           8.8      Headings.....................................................................25
                           8.9      Assignment...................................................................25
                           8.10     Further Assurances...........................................................25
                           8.11     Time of Essence..............................................................25
                           8.12     Severability.................................................................25
                           8.13     Attorneys' Fees..............................................................25
                           8.14     Construction.................................................................25

LIST OF EXHIBITS:

EXHIBIT A            -        The Land
EXHIBIT B            -        Special Warranty Deed With Vendor's Lien
EXHIBIT C            -        Bill of Sale
EXHIBIT D            -        Assignment and Assumption of Intangible Property
EXHIBIT E            -        Assignment and Assumption of Leases
EXHIBIT F            -        Note
EXHIBIT G            -        Deed of Trust
EXHIBIT H            -        Certificate of Nonforeign Status
EXHIBIT I            -        Estoppel Certificate
EXHIBIT J            -        Subleases
EXHIBIT K            -        Limited Guaranty
EXHIBIT L            -        Sublease Guaranty


DEFINITIONS:

"ADA" can be found in Paragraph 2.3.
"Adjustment Date" can be found in Paragraph 5.5.
"Agreement" can be found on page 1.
"Applicable Environmental Laws" can be found in Paragraph 3.1(j)(viii). "Applicable Laws" can be found in Paragraph 3.1(j)(vii).
"Appurtenances" can be found in Paragraph 1.1(b).
"Business day" can be found in Paragraph 1.3.

                                       iii

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"Buyer" can be found on page 1.
"Buyer's Due Diligence Notice" can be found in Paragraph 2.3. "Buyer's Parent" can be found in Paragraph 3.7(b).
"CERCLA" can be found in Paragraph 3.1(j)(viii).
"Centex" can be found in Paragraph 3.4(c).
"Closing" can be found in Paragraph 5.1.
"Closing Date" can be found in Paragraph 5.1.
"Closing Rent Roll" can be found in Paragraph 5.2(c). "Damage" can be found in Paragraph 6.1.
"Deeds" can be found in Paragraph 1.1(a).
"Down Payment" can be found in Paragraph 1.2(a).
"Due Diligence Materials" can be found in Paragraph 2.2. "Escrow Deposit" can be found in Paragraph 1.3.
"Estoppels" can be found in Paragraph 3.4(i).
"Execution Date" can be found on page 1.
"HMO Agreement" can be found in Recital A.
"Hazardous substance" can be found in Paragraph 3.1(j)(viii). "Health Plan Agreements" can be found in Recital A. "Improvements" can be found in Paragraph 1.1(c).
"Intangible Property" can be found in Paragraph 1.1(e). "Land" can be found in Paragraph 1.1(a).
"Leases" can be found in Paragraph 1.1(f).
"Loan Documents" can be found in Paragraph 1.2(b).
"Loss" and "Losses" can be found in Paragraph 3.6(a). "Material" can be found in Paragraph 6.1(c).
"Notice Date" can be found in Paragraph 2.3.
"Owner Title Policy" can be found in Paragraph 5.2(e). "Permitted Exceptions" can be found in Paragraph 2.1(b). "Personal Property" can be found in Paragraph 1.1(d). "Property" or "Properties" can be found in Paragraph 1.1(f). "Purchase Price" can be found in Paragraph 1.2.
"RCRA" can be found in Paragraph 3.1(j)(viii).
"Real Property" can be found in Paragraph 1.1(f).
"Rent Roll" can be found in Paragraph 2.2(c).
"Returns" can be found in Paragraph 3.1(h).
"Seller" can be found on page 1.
"Seller's Affiliate" can be found in Paragraph 3.7(a). "Seller's Title Indemnity" can be found in Paragraph 2.1(b). "Subleases" can be found in Paragraph 5.3(b).
"Tenant Deposits" can be found in Paragraph 1.1(f).
"Tenant Notices" can be found in Paragraph 5.2(f).
"Title Commitment" can be found in Paragraph 2.1(a).
"Title Company" can be found in Paragraph 1.3.
"Title Exceptions" can be found in Paragraph 2.1(b).

                                       iv

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"Violation" can be found in Paragraph 3.1(c).

                       MASTER PURCHASE AND SALE AGREEMENT

         THIS MASTER PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into as of this 5th day of June, 1998 ("Execution Date"), by and between HMO TEXAS, L.C., a Texas limited liability company ("Buyer"), and KAISER FOUNDATION HEALTH PLAN OF TEXAS, a Texas non-profit corporation ("Seller").

                                    RECITALS:

         A. Buyer, Seller and their affiliates have entered into various agreements pursuant to which Seller or its affiliates will convey to Buyer or its affiliates certain assets and liabilities of the Kaiser Permanente Health Care Program in the State of Texas. These agreements include, without limitation, that certain Asset Sale and Purchase Agreement of even date herewith between Buyer and Seller (the "HMO Agreement"). The HMO Agreement and the other agreements referenced in this recital are hereinafter sometimes collectively referred to as the "Health Plan Agreements."

         B. Seller owns in fee simple eight (8) medical office and administrative office facilities in Tarrant and Dallas Counties in the State of Texas, which constitute a portion of the operating assets used by Seller in the operation of its health care delivery system. Buyer desires to purchase from Seller and Seller desires to sell to Buyer Seller's interest in these Properties (as further defined in Article I below) on the terms and conditions set forth herein.

         C. The parties intend for this Agreement to be executed, closed and funded concurrently with the execution, closing and funding of the Health Plan Agreements.

         NOW, THEREFORE, for and in consideration of the above recitals and the representations, warranties, mutual covenants, and agreements herein expressed, and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                     GENERAL

         1.1 Agreement to Sell and Purchase. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase and accept from Seller, for the Purchase Price (hereinafter defined) and upon and subject to the terms and conditions hereinafter set forth, all of the following described property:

         (a) Land. Eight (8) improved parcels of land (the "Land") located in Tarrant and Dallas Counties in the State of Texas and described in Exhibit A hereto, commonly known as:

o         NorthPoint I
         9229 LBJ
         Dallas, TX 75245

o         NorthPoint II
         9330 Amberton Pkwy
         Dallas, TX 75243

o         North Point III (North Dallas)
         9250 Amberton Pkwy
         Dallas, TX 75243

o         Northpoint IV (Dallas Specialty Center)
         12606 Greenville Avenue
         Dallas, TX 75243

o         Mesquite
         2727 Military Parkway
         Mesquite, TX 75149

o         SW Dallas
         4201 Brookspring Dr.
         Dallas, TX 75244

o         Central FW
         1001 12th Avenue
         Ft. Worth, TX 76104

o         Arlington
         7011-20 East
         Arlington, TX 76018

All of the Land shall be conveyed to Buyer through a special warranty deed for the Dallas County Real Property and a special warranty deed for the Tarrant County Real Property with vendor's lien in the form of Exhibit B hereto (the "Deeds");

         (b) Appurtenances. All rights, privileges and easements appurtenant to and for the benefit of the Land of Seller, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and/or under the Land, as well as all development

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rights, air rights, water, water rights and water stock relating to the Land and any easements, rights-of-way or appurtenances relating to or used in connection with the ownership, operation, use, occupancy or enjoyment of the Land, the Improvements (as defined in Paragraph 1.1(c) below), the Intangible Property (as defined in Paragraph 1.1(e) below), or any other appurtenance, together with all rights of Seller in and to streets, sidewalks, alleys, driveways, parking areas and areas adjacent thereto or used in connection therewith, and any land lying in the bed of any existing or proposed street adjacent to the Land (all of which are collectively referred to as the "Appurtenances");

         (c) Improvements. All improvements, structures, buildings and fixtures owned by Seller and presently and/or hereafter located on the Land and all apparatus, equipment and appliances located on and/or used in connection with the ownership, operation, use, occupancy or enjoyment thereof (such as heating and air conditioning systems, and facilities used to provide any utility services, parking services, refrigeration, ventilation, garbage disposal, recreation or other services thereto including, without limitation, any and all computers and/or computer systems used for or in connection with any building operating systems, elevator systems, irrigation systems, climate control systems and security systems), all landscaping thereon and all leasehold improvements of tenants, if any, which remain a part of the Property upon expiration of any Lease (as defined in Paragraph 1.1(f) below) (all of which are collectively referred to as the "Improvements");

         (d) Personal Property. All personal property owned by Seller located on, situated in or used in connection with the Land, the Appurtenances and/or the Improvements including, without limitation, that certain personal property described in the schedule of personal property attached to Exhibit C hereto ("Personal Property"), and all of which Personal Property shall be transferred and assigned to Buyer pursuant to an instrument in the form of Exhibit C hereto (the "Bill of Sale");

         (e) Intangible Property. All of the interest of Seller in any contractual rights and intangible personal property owned by Seller relating to or used in connection with the ownership, operation, use, occupancy or enjoyment of the Land, Appurtenances, Improvements or Personal Property, and, to the extent approved by Buyer in writing pursuant to the provisions of this Agreement, any and all development agreements, permits, contracts, service and vendor contracts, warranties, guarantees, indemnities, agreements, utility contracts, permits, licenses and other rights owned by Seller relating to or used in connection with the ownership, operation, use, occupancy or enjoyment of all or any part of the Land, Appurtenances, Improvements or Personal Property (all of which are collectively referred to as the "Intangible Property"), and all of which shall be assigned to Buyer pursuant to an assignment in the form of Exhibit D hereto (the "Assignment and Assumption of Intangible Property"); and

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         (f) Leases.  All of the interest of Seller, as landlord,  in and to the
leases  of  the  Land  or  space  in  the   Improvements   and  any  amendments,
modifications or supplements thereto in effect now and on the Closing Date (as defined in Paragraph 5.1 below) including, without limitation, those certain leases described in the schedule of leases attached to Exhibit E hereto (the "Leases"), and all security, advance rental and other deposits made under the tenant leases (the "Tenant Deposits"); all of which shall be assigned to Buyer pursuant to an instrument in the form of Exhibit E attached hereto (the "Assignment and Assumption of Leases").

         All of the items described in Paragraphs 1.1(a), 1.1(b), 1.1(c), 1.1(d), 1.1(e) and 1.1(f) above are sometimes hereinafter collectively referred to as the "Property" or the "Properties;" provided however that, notwithstanding the foregoing, the Personal Property and Intangible Property shall not include any Assets or Excluded Assets, as defined in the HMO Agreement or any other asset expressly retained by Seller pursuant to the terms of the Health Plan Agreements. The items described in Paragraphs 1.1(a), 1.1(b) and 1.1(c) above are sometimes hereinafter referred to collectively as the "Real Property."

     1.2 Purchase Price. The purchase price (the "Purchase Price") to be paid for the Properties shall be Forty Four Million and No/100 Dollars ($44,000,000.00), payable to Seller on the Closing Date (hereinafter defined) as follows:

     (a) The sum of $8,800,000, inclusive of the Escrow Deposit, as hereinafter defined (the "Down Payment"), and

         (b) A promissory note in the amount of $35,200,000 in the form of Exhibit F attached hereto (the "Note"), secured by a Deed of Trust and Security Agreement in the form of Exhibit G attached hereto (the "Deed of Trust"), which Note and Deed of Trust are sometimes hereinafter referred to as the "Loan Documents."

         1.3 Escrow Deposit. Within five (5) business days after the execution hereof, and as a condition to Seller's obligations hereunder, Buyer shall deposit with Republic Title Insurance Company of Texas, Inc., 300 Crescent Court, Dallas, Texas 75201 (Attn: Bill Kramer, Escrow Officer) (the "Title Company"), in escrow, the sum equal to Seventy Five Thousand and No/100 Dollars ($75,000.00), which amount shall be invested by the Title Company in an interest-bearing account with a financial institution approved by Seller and Buyer whose accounts are insured by the Federal Deposit Insurance Corporation, and be held and disbursed by the Title Company strictly in accordance with the terms and provisions of this Agreement. The amount of such deposit is hereinafter referred to as the "Escrow Deposit." At the Closing, the Escrow Deposit shall be applied to the payment of the Purchase Price. If this Agreement is terminated due to the default of the Buyer, the Escrow Deposit shall be released and paid to Seller and shall constitute Seller's liquidated damages. All accrued interest on the Escrow Deposit shall be paid to Buyer regardless of the ultimate disposition of the Escrow Deposit itself. The term "business day" shall mean Monday through Friday, excluding federal holidays.

                                   ARTICLE II

                          TITLE COMMITMENT AND SURVEY;
                         REVIEW AND INSPECTION BY BUYER

         2.1 Title Commitment and Survey. Prior to the date of this Agreement, Seller has caused to be issued and delivered to Buyer the following:

         (a) A commitment for title insurance for the Properties (the "Title Commitment") prepared by Title Company, accompanied by a copy of all recorded documents affecting the Properties and listed as title exceptions in Schedule B of the Commitment; and

         (b) All of the surveys of the Properties in Seller's possession, prepared by a licensed land surveyor.

Buyer shall review the Title Commitment and may order surveys of the Properties. Buyer agrees to accept the condition of title subject only to the liens, encumbrances and exceptions arising out of the actions of Buyer, and any encumbrances that do not materially interfere with Buyer's intended use of the Properties (the "Permitted Exceptions"). Notwithstanding the foregoing, none of the following items shall constitute Permitted Exceptions, and all of such items shall be discharged, satisfied, cured or insured over, as appropriate, by Seller at or prior to the Closing:

     (i) All mortgages or deeds of trust affecting the Properties;

                           (ii) All past due ad valorem taxes and assessments of
                  any kind constituting a lien against the Property, except taxes for the year 1998, not yet due and payable, which shall be prorated between the parties and any special assessments in excess of $10,000;

                           (iii) All mechanic's, materialman's and similar liens
                  (and/or affidavits claiming the same) filed against all or any portion of the Property;

     (iv) Judgments which have been abstracted and become a lien against all or any portion of the Property; and

                           (v) Any federal  tax lien  against all or any portion
of the Property.

If Seller is unable to discharge, satisfy, cure or insure over any title or survey defects, encroachments over building and property lines, liens, encumbrances or exceptions that materially interfere with Buyer's intended use of the Property (the "Title Exceptions") on or before the Closing Date, Buyer agrees to take title subject to the Title Exceptions; provided that Seller shall indemnify and hold Buyer harmless in accordance with Paragraph 3.6 ("Seller's Title Indemnity"). Title Exceptions shall not include matters set forth in Paragraph 2.1(b)(i) through (v), above, which Seller shall discharge, satisfy, cure or insure over, as appropriate, at or prior to the Closing.

     2.2 Review and Inspection by Buyer. Seller has delivered to Buyer or will deliver to Buyer within ten (10) days after the Execution Date all of the books, inspection reports and other information in Seller's possession containing material information pertaining to the Properties (the "Due Diligence Materials"). The Due Diligence Materials include the following information and documents:

     (a) An unaudited Income and Expense Statement for the calendar quarter ended March, 1998, showing first quarter 1998 operating income and expenses for the Properties;

         (b)      A copy of each of the Leases;

         (c) A Rent Roll (the "Rent Roll") for any Property subject to a Lease, including for each Lease (i) the tenant's name, (ii) the area leased to the tenant, (iii) the monthly rental payable by the tenant, (iv) the amount of any security or other deposit, (v) the date of commencement of the Lease, (vi) the term and the date of expiration of the Lease, (vii) any renewal or expansion options, and (viii) any rents or other charges in arrears or prepaid thereunder and the period for which the rents or other charges are in arrears or have been prepaid;

     (d) A copy of the most recent ad valorem tax statement for each of the Properties;

     (e)  Any  "as-built"   plans  and   specifications   with  respect  to  the
Improvements that Seller possesses;

         (f) A copy of any licenses and permits owned by Seller in connection with the ownership, occupancy and operation of the Property;

     (g) A copy of any hazardous materials inspection reports in Seller's possession; and

     (h) Copies of any guaranties and warranties in Seller's possession pertaining to all Personal Property and equipment at the Properties.

From the Execution Date through the Closing Date, Buyer, its counsel, accountants, and other representatives shall, subject to confidentiality covenants made by Seller to third parties and state and federal antitrust laws, have the right to inspect (without copying) additional books and records of Seller relating to the Properties located at Seller's administrative offices in Dallas, Texas, except for market valuation information such as Property appraisals, purchase and sale agreements, and information pertaining to the book value of the Properties. Any such inspection shall occur during normal business hours and shall be scheduled by Buyer and Seller following request for inspection made to Seller. Buyer and its representatives shall use their best efforts to conduct their inspection in such a manner as not to be disruptive to Seller's employees or business operations and without infringing upon the confidential nature of physician-patient encounters. Buyer shall reimburse Seller for any damage to the Property caused by Buyer or Buyer's representatives during the inspection process. All information provided by Seller to Buyer or obtained by Buyer relating to the Property in the course of its review shall be treated as confidential information by Buyer. Buyer shall defend, indemnify and hold Seller harmless from and against any liabilities, claims, demands, actions, loss or damage to the Property incident to, resulting from or in any way arising out of any entry upon or inspection by or on behalf of Buyer of the Property. By entering into this Agreement, Buyer shall be deemed to have determined that the Property is in satisfactory condition and suitable for Buyer's purposes.

         2.3 Due Diligence Notice. Buyer shall have thirty-five (35) days from the Execution Date (the "Notice Date") to notify Seller in writing of any matters pertaining to (i) the presence or release of Hazardous Materials on the Properties, (ii) the violation of any zoning laws pertaining to the Properties, and (iii) any violations of the Americans with Disabilities Act (the "ADA") arising from any improvements or renovations performed by Seller after the passage of the ADA ("Buyer's Due Diligence Notice"). Buyer's Due Diligence Notice shall describe the nature of the concern arising from Buyer's due diligence review and shall include any supporting documentation that may be necessary for Seller to fashion an appropriate cure for the matter referenced in said notice. Within fifteen (15) days after receipt of Buyer's Due Diligence Notice, Seller shall advise Buyer in writing that Seller will either remedy, discharge, repair, remediate, insure over or cure said matters referenced in Buyer's Due Diligence Notice. Alternatively, Seller may notify Buyer that it will indemnify Buyer with regard to such matters in accordance with Paragraph 3.6.

         BUYER ACKNOWLEDGES THAT SELLER HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATIONS, WARRANTIES, OR COVENANTS OF ANY KIND OR CHARACTER WHATSOEVER WITH RESPECT TO THE PROPERTIES, WHETHER EXPRESSED OR IMPLIED, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, AND AS LIMITED BY THE INFORMATION PROVIDED IN BUYER'S DUE DILIGENCE NOTICE. FURTHERMORE, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT

MADE AND DOES NOT MAKE, AND BUYER HEREBY DISCLAIMS THE EXISTENCE OF OR RELIANCE UPON, ANY IMPLIED WARRANTY, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. BUYER HEREBY REPRESENTS THAT IT IS NOT RELYING UPON ANY WARRANTIES, PROMISES, GUARANTEES, OR REPRESENTATIONS MADE BY SELLER OR ANYONE ACTING OR CLAIMING TO ACT ON BEHALF OF SELLER IN PURCHASING THE PROPERTIES, OTHER THAN THE WARRANTIES SET OUT IN THE DEEDS OR THIS AGREEMENT.

                                   ARTICLE III

                     REPRESENTATIONS, WARRANTIES, COVENANTS,
                                 AND AGREEMENTS

         3.1 Representations and Warranties of Seller. As of the Execution Date, Seller represents and warrants to Buyer as follows:

         (a) Organization and Good Standing. Seller is a non-profit corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power and authority to own, lease and operate the Properties and is duly qualified and in good standing to do business under the corporate law of each jurisdiction in which the ownership or leasing of the Properties makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect, as defined in the HMO Agreement.

         (b) Seller's Authority and No Breach. Seller has all requisite corporate power and corporate authority to enter into this Agreement and all of the other agreements contemplated hereby, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement and each other agreement contemplated hereby constitute valid and binding agreements of Seller, enforceable against Seller in all material respects in accordance with their respective terms except insofar as enforcement may be limited by insolvency or similar laws affecting the enforcement of creditors' rights in general, and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (c) No Violations. Except for consents of third parties required under any contracts, the execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby will not: (i) conflict with, or result in any material violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit under, or the creation of a material lien, material security interest or other material encumbrance pursuant to, any material contract, lease, mortgage, instrument or other agreement to which Seller is a party or by which it is bound that will not be paid or satisfied prior to or at Closing, with respect to, any Property (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), pursuant to any provisions of the Articles of Incorporation or Bylaws of Seller; (ii) result in any Violation of any material agreement to which the Properties are subject;
(iii) result in any Violation of any judgment, order, injunction or decree entered into with respect to Seller or to which the Properties are subject, or;
(iv) to Seller's knowledge, result in any Violation of any statute, law, ordinance, rule or regulation applicable to the Properties, except in each of clauses (i) through (iv), where such Violations, individually or in the aggregate, would not have a Material Adverse Effect, as defined in the HMO Agreement.

         (d) Seller's Financial Statements. Seller has delivered or will deliver to Buyer as Seller's Financial Statements in accordance with Section 2.1.5 of the HMO Agreement.

         (e) Litigation. To Seller's knowledge, there are no actions, suits, proceedings, or investigations of any kind now pending or threatened in writing against Seller that may have a Material Adverse Effect (as defined in the HMO Agreement), except as set forth in the HMO Agreement.

         (f) No Brokers or Finders. No broker or finder is involved on behalf of Seller or any affiliate of Seller in connection with the sale of the Properties, nor may any broker or finder involved on behalf of Seller claim any commission on account of the sale of the Properties, except for Wasserstein Perella & Co. The fees due Wasserstein Perella & Co. relating to this transaction are not real estate broker commissions and shall be paid in accordance with the HMO Agreement.

         (g) Seller's Consents. Except as set forth in the HMO Agreement, Seller is not required to obtain the consent or approval of any government agency, department or other government body to perform its obligations under this Agreement.

         (h) Tax Returns and Tax Liabilities. To Seller's knowledge, Seller has made and is current with respect to all reports, returns and other filings (collectively, the "Returns") required to be furnished from time to time to all federal, state, local or other governmental tax or fiscal authorities (including, without limitation, all real and personal property, franchise and withholding taxes and other Returns); all such Returns so furnished were correct in all material respects; and based on the applicable measure of Seller's operations or Assets during the period in question; each such Return correctly stated and reported the amount due in all material respects; true and correct copies of all such Returns are included in Seller's files; and all amounts reflected as due and payable on the Returns have been paid.

         (i) No Untrue Representation or Warranty. To Seller's knowledge, no representation or warranty by Seller in this Agreement, nor any statement or certificate furnished or to be furnished to Buyer pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact.

         (j) Inspection, Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows, except as set forth to the contrary in the Due Diligence Materials, that:

     (i) There are no adverse or other parties in possession of the Property, or of any part thereof, except Seller and tenants under the Leases;

                           (ii) There is direct  access  between the  Properties
                  and adjacent public streets, and there are utilities necessary for the operation of the Property as it is currently being operated, and no fact or condition exists that would result in the termination of access to and from the Property or the cessation of utilities necessary for the operation of the Property as it is currently being or intended to be operated;

                           (iii) Each Lease  furnished to Buyer pursuant to this
                  Agreement is in good standing and in full force and effect, and has not been amended, modified, or supplemented in any way that has not been shown on the Rent Roll and Closing Rent Roll (hereinafter defined);

                           (iv) Neither Seller nor, to Seller's  knowledge,  any
                  of Seller's  predecessors in interest has within the past five
                  (5) years has claimed with respect to the Land the benefit of any law permitting a special use valuation (such as "agricultural" or "open space") for the purpose of obtaining a lower tax assessment or rate;

     (v) No condemnation proceedings or similar actions or proceedings are now pending or, to Seller's knowledge, threatened against the Property or any part thereof;

                           (vi) Seller now has,  and on the Closing  Date Seller
                  will have, and will convey to Buyer good and indefeasible title to the Property. The Properties consist of all of the real property owned by Seller in the State of Texas;

                           (vii) To Seller's knowledge, the occupancy, operation
                  and use of the Property does not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority affecting the Property, including without limitation the Americans With Disabilities Act of 1990, 42 U.S.C. ss.ss. 12101 et seq. and regulations thereunder (hereinafter sometimes collectively called "Applicable Laws");

                           (viii) To Seller's knowledge,  no asbestos,  material
                  containing asbestos which is or may become friable, or material containing asbestos deemed hazardous by Applicable Laws has been installed in the Property, and the Property and Seller are not in violation of or subject to any existing investigation or inquiry by any governmental authority or to any remedial obligations under any Applicable Laws pertaining to health, safety or the environment (such Applicable Laws as they now exist or are hereafter enacted and/or amended hereinafter sometimes collectively called "Applicable Environmental Laws"), including without limitation the
                  Comprehensive   Environmental  Response,   Compensation,   and
                  Liability Act of 1980, as amended (hereinafter called "CERCLA"), and the Resource Conservation and Recovery Act of 1976, as amended (hereinafter called "RCRA"). As used in this Agreement, the term "release" shall have the meaning specified in CERCLA, the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA, and the term "hazardous substance" shall mean: (i) any "hazardous substance" as defined in CERCLA and regulations promulgated thereunder; (ii) any "hazardous substance" as defined in RCRA and regulations promulgated thereunder; (iii) any petroleum, including crude oil or any fraction thereof which is not otherwise specifically listed or designated as a hazardous substance under the definition of hazardous substance in CERCLA as well as natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas), and other petroleum products and by-products; (iv) formaldehyde, urea, polychlorinated biphenyls, radon, and "source," "special nuclear" and "by-product" materials as defined in the Atomic Energy Act of 1985, 42 U.S.C. ss.ss. 3011 et seq.; (v) any material defined as hazardous or toxic under any statute or regulation of the State of Texas or any agency thereof; and
                  (vi) any other material or substance which is toxic, ignitable, reactive or corrosive and which is regulated by any Applicable Environmental Law; provided, (i) all such terms shall be deemed to include all similar terms used in any Applicable Environmental Laws or regulations thereunder (including by way of example, but not limitation, pollutant, contaminant, toxic substance, discharge and migration), and
                  (ii) to the extent that any Applicable Environmental Laws or regulations thereunder are amended so as to broaden the meaning, or otherwise establish a meaning, for "hazardous substance," "release," "solid waste," or "disposal" (or "disposed"), or any similar terms, which is broader than that specified above, such broader meaning shall apply. Applicable Environmental Laws shall not include any substance that is customarily used in the delivery of health care services; detergents, solvents and other substances that are customarily used in administrative and medical offices; and biohazardous and other wastes, chemicals and pharmaceuticals stored and used in accordance with Applicable Law;

         (k) Due Diligence Materials. The Due Diligence Materials contain all of the information in Seller's possession relating to the existence of any hazardous materials, as defined by state and federal law, in, on or under any of the Properties.

         (l) Licenses and Permits. To Seller's knowledge, Seller has obtained all licenses, permits, variances, approvals, authorizations, easements and rights of way, including proof of dedication, required from all Governmental Authorities having jurisdiction over the Property or from private parties for the intended use, operation and occupancy of the Property and to insure vehicular and pedestrian ingress to and egress from the Property.

         (m) Zoning. To Seller's knowledge, the zoning of the Property permits the current use of the Property, and there exists no judicial, quasi-judicial, administrative or other proceeding which might adversely affect the validity of such zoning.

         (n) Proceedings. To Seller's knowledge, there exists no judicial, quasi-judicial, administrative or other proceeding or court order, building code provision, deed restriction or restrictive covenant (recorded or otherwise) or other private or public limitation which might in any way impede or adversely affect the use of the Property by Buyer as offices or medical offices.

         (o) Improvements. To Seller's knowledge, the Improvements are in good condition and repair, free of any patent structural defects.

         (p) Representations and Warranties True and Correct at Closing; Breaches. Seller shall execute and deliver to Buyer a certificate signed by an authorized representative of Seller, dated as of the Closing Date, stating that each of the representations and warranties of Seller made herein are true and correct in all respects as of the Closing Date, or describing the manner in which such representations and warranties are not true and correct. If any of the representations and warranties of Seller are not true and correct as of the Closing Date, then Buyer shall be entitled to indemnification for any and all losses arising therefrom in accordance with Paragraph 3.6, but shall nevertheless be obligated to conclude the transactions contemplated hereby. The consummation of the transactions under this Agreement by Buyer shall not constitute a waiver of Buyer's rights to indemnification for a breach of a representation or warranty provided for in this Paragraph. Seller's representations and warranties shall survive for a period of five (5) years after the Closing Date.

     3.2 Representations and Warranties of Buyer. As of the Execution Date, Buyer represents and warrants to Seller as follows:

         (a) Organization and Good Standing. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas. Buyer is authorized under state law to conduct business in the State of Texas.

         (b) Buyer's Authority and No Breach. Buyer has all requisite corporate power and corporate authority to enter into this Agreement and all of the other agreements contemplated hereby, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement and each other agreement contemplated hereby constitute valid and binding agreements of Buyer, enforceable against Buyer in all material respects in accordance with their respective terms, except insofar as enforcement may be limited by insolvency or similar laws affecting the enforcement of creditors' rights in general, and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law.)

         (c) No Brokers or Finders. No broker or finder is involved on behalf of Buyer or any affiliates of Buyer in connection with the sale of the Properties nor may any broker or finder involved on behalf of Buyer claim any commission on account of the sale of the Properties. The parties acknowledge that Bear Stearns has been engaged by Buyer as a financial advisor to Buyer, and the fees of Bear Stearns shall be paid for by Buyer in accordance with the HMO Agreement.

         (d) Buyer's Consents. Except as set forth in the HMO Agreement, Buyer is not required to obtain the consent or approval of any government agency, department or other government body to perform its obligations under this Agreement.

         (e) No Untrue Representation or Warranty. To Buyer's knowledge, no representation or warranty by Buyer in this Agreement, nor any statement or certificate furnished or to be furnished to Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact.

         (f) Representations and Warranties True and Correct at Closing; Breaches. Buyer shall execute and deliver to Seller a certificate signed by an authorized representative of Buyer, dated as of the Closing Date, stating that each of the representations and warranties of Buyer made herein is true and correct in all respects as of the Closing Date, or describing the manner in which such representations and warranties are not true and correct. If any of the representations and warranties of Buyer are not true and correct as of the Closing Date, then Seller shall be entitled to indemnification for any and all losses as provided in Paragraph 3.6. The consummation of the transactions under this Agreement by Seller shall not constitute a waiver of Seller's rights to indemnification for a breach of a representation or warranty provided for in this Paragraph.

         3.3 Survival of Provisions. The representations, warranties, covenants, agreements, indemnities, terms and provisions contained herein shall survive the Closing for a term of five (5) years and shall not be deemed to have been merged with or into the
Deeds.

     3.4 Operations Pending Closing. From the date hereof through the Closing Date, Seller agrees as follows:

         (a) Seller will manage, operate, repair and maintain the Property in the same manner as it operated the Property prior to the date hereof and will keep the Property in its present state of repair subject to normal wear and tear, exercising the same degree of care in such matters as Seller has previously exercised and in compliance with Applicable Laws and Applicable Environmental Laws. Except for the sale or use of operating inventories in the ordinary course of business, Seller shall not remove any item of Personal Property from the Property without replacing the same with property of equal or greater value.

         (b) Except as permitted by the HMO Agreement, Seller will not enter into any renewal, extension, modification or replacement of any existing service contract or enter into any new employment, maintenance, service, supply or other agreement relating to the Property without the express written permission of Buyer.

         (c) Without the prior written consent of Buyer, Seller shall not (i) enter into any new leases or occupancy agreements for space at the Property,
(ii) modify, amend, terminate, renew, extend or waive any rights under any existing Lease, (iii) apply any rental security deposits against sums payable under any Lease, (iv) grant any concession, rebate, allowance or free rent to any tenant for any period, or (v) accept the surrender of or terminate any Lease. Notwithstanding the foregoing, to the extent available at the time of Closing, Buyer shall use its best efforts to lease to Seller up to 10,000 square feet, at Seller's option, of currently built-out administrative space in either North Point I (9229 LBJ Freeway, Dallas, Texas) or Hillcrest (12720 Hillcrest, Dallas, Texas) (but in no event less than 5,000 square feet) for not more than 18 months for gross rent equal to $11.00 per foot per year (Seller shall pay for electricity). The lease, if entered into, shall be executed and delivered at Closing, shall allow Seller to release space back to Buyer as Seller's operations wind down, in 1,000 square foot increments, at months end, and shall contain such other terms as are typically including in third party leases at the same building. In addition, Seller shall attempt to satisfy Seller's transition space requirements from Centex Real Estate Corporation ("Centex") first and shall have the option to sublease any portion of the premises now leased to Centex and not subleased to third parties upon such terms as Seller may deem appropriate as between Centex and Seller without modification of the terms of the Lease Agreement now in effect between Centex and Seller covering premises located in North Point I. There are approximately 15,000 square feet of space not subleased by Centex to third parties at this time. Buyer agrees not to compete for the Centex space until Seller's space requirements have been satisfied.

         (d) Seller will continue to self-insure for all existing fire and casualty liability, which self-insurance shall inure to the benefit of Buyer.

         (e) Seller shall perform its obligations when due pursuant to the Leases, including, without limitation, any maintenance or repair of the Property to be performed by Seller as landlord under the Leases; and except as provided this Agreement, all construction of tenant improvements and other work required to be performed under any Lease entered into prior to the Closing shall be completed, satisfied and paid in full by Seller prior to Closing.

         (f) Buyer or representatives of Buyer shall have access to the Property during normal business hours if Buyer notifies Seller in writing at least 48 hours in advance of the time Buyer desires access to the Property.

         (g) Seller will not cause any action to be taken which would cause any of the representations or warranties made by Seller in this Agreement to be false on or as of the Closing Date. Seller shall promptly notify Buyer in writing of the occurrence of any event or condition which occurs prior to the Closing Date which causes an adverse change in any of the representations or warranties made in Article III of this Agreement.

         (h) Seller shall give Buyer prompt notice of the institution of any litigation, arbitration or administrative proceeding or condemnation proceeding of which it becomes aware prior to the Closing Date involving Seller relating to the Real Property.

         (i) Seller shall make best efforts to obtain estoppel certificates in the form of Exhibit I attached hereto (the "Estoppels") and deliver said Estoppels to Buyer on or before the Closing Date. If Seller is unable to obtain such Estoppels, Seller may substitute a certificate from Seller substantially in the form of the Estoppels.

         3.5 Communications. Between the Execution Date and the Closing Date, and unless otherwise specifically authorized in this Agreement, Buyer may not communicate, orally or in writing, with Members (as defined in the HMO Agreement), service providers of Seller, employees of Seller, vendors of Seller, suppliers of Seller, or other third party contractors of Seller, concerning this transaction, without the prior written consent of Seller (which shall not be unreasonably withheld) except for communications with Peter Hohl, Director of Acquisitions/Alliance Services for Seller, and George Tomberlin, Senior Counsel for Seller, or their designees, or as provided in the Health Plan Agreements. Nothing in this Paragraph shall preclude either Buyer or Seller from communicating as it deems advisable with its own subscribers, government regulators, service providers, employees, vendors, shareholders, suppliers, and third party contractors as required by law in the ordinary course of business, or prohibit Buyer from doing its due diligence review, including inspections with surveyors, property inspectors, environmental consultants and title officers and the obtaining of zoning and other similar property related information from local governmental authorities. In no event shall either party cause any oral or written communication to be issued relating to this transaction which disparages any other party or its affiliates, unless required by law. Communications with the media shall be subject to the joint work plan to be developed by Buyer and Seller pursuant to the HMO Agreement.

         3.6      Indemnification.

         (a) Indemnification by Seller. Subject to Paragraph 3.6(c) below, Seller shall indemnify and hold harmless Buyer and its respective officers, directors, employees, agents and affiliates against any and all actual damages resulting from claims, losses, costs, expenses, fees, liabilities and damages, including interest, penalties and reasonable attorneys' fees and disbursements (each individually a "Loss" and collectively "Losses") arising out of, in connection with or otherwise relating to:

     (i) Seller's indemnification obligation set forth in Paragraph 2.1;

     (ii) Seller's indemnification obligation set forth in Paragraph 2.3; and

                           (iii) The material breach by Seller of any representation, warranty, covenant or agreement made by Seller in this Agreement, or in any other agreement executed in connection herewith.

         (b) Indemnification by Buyer. Subject to the limitations of Paragraph 3.6(c) below, Buyer shall indemnify and hold harmless Seller and its respective officers, directors, employees, agents and affiliates, against any losses arising out of, in connection with or otherwise relating to the material breach by Buyer of any representation, warranty, covenant or agreement made by Buyer in this Agreement, or in any other agreements executed in connection therewith.

         (c) Limitation. The indemnification rights and obligations set forth in this Paragraph 3.6 shall survive the Closing and shall expire as provided in Paragraph 3.3; provided, however, that with respect to claims notified in good faith to the indemnifying party prior to the expiration of the indemnity rights, the parties' obligations with respect to its indemnity rights and obligations shall continue in effect until payment or other resolution of such claims. Each party's liability hereunder shall be limited to actual damages and no party shall be liable to any other party hereunder for special, consequential, incidental, punitive or other damages. If a party is entitled to indemnification under the specific indemnification provisions of this Agreement with respect to a particular claim, then such indemnification shall be such party's sole and exclusive remedy; provided however, indemnification shall not be the sole and exclusive remedy under the documents, agreements and certificates delivered at Closing pursuant to Paragraph 5.2 hereof. This subparagraph shall be subject to and limited by the provisions contained in Sections 11.4 and 11.6 of the HMO Agreement, which are incorporated herein by reference.

         3.7      Guarantees.

         (a) Seller's Guarantor. Kaiser Foundation Hospitals ("Seller's Affiliate") hereby irrevocably and unconditionally agrees to cause Seller to fully perform its obligations under this Agreement in a timely manner, and unconditionally guarantees the full and timely performance of this Agreement by Seller in accordance with its terms. The foregoing guarantee includes a guarantee of the immediate payment when due of all amounts for which Seller may at any time be liable on account of the Agreement. Buyer may, at it option, proceed directly against Seller's Affiliate for the performance of any obligations of Seller hereunder or for any amounts which may be recoverable as a result of any misrepresentation, breach of warranty, breach of covenant or other cause of Seller's liability under this Agreement, without any requirement to proceed against Seller either prior to or concurrently with proceeding against Seller's Affiliate. Seller's Affiliate further agrees that its guarantee shall continue in effect notwithstanding any modification, extension, waiver or other changes in or under this Agreement or any guaranteed obligation of any other act or thing which might otherwise operate as a legal or equitable discharge of a guarantor. Seller's Affiliate hereby waives all special suretyship defenses and notice requirements.

     (b) Buyer's Guarantor. Sierra Health Services, Inc. ("Buyer's Parent") shall enter into the guarantees referenced in Paragraph 5.3(c) below.

                                   ARTICLE IV

                        CONDITIONS PRECEDENT; TERMINATION

         4.1 Conditions to Buyer's Obligations. Buyer's agreement to purchase and to pay for the Properties hereunder is subject to compliance with and the occurrence of each of the following conditions on or before Closing, except as any thereof may be waived in writing by Buyer:

         (a) Agreements. Seller shall have executed and delivered to Buyer all agreements, instruments, certificates and other documents to be delivered by Seller, including those required by Paragraph 5.2 below. Buyer shall be obligated to consummate this transaction if Seller has substantially performed its obligations under Paragraph 3.4 and is proceeding in good faith and with due diligence with respect to such obligations.

         (b) Corporate Resolutions. Seller shall provide Buyer with appropriate resolutions from its Board of Directors, authorizing Seller to effectuate the actions required by Seller to consummate the transactions contemplated by this Agreement.

         (c) Delivery of Certificate. The representations and warranties of Seller set forth in Paragraphs 3.1(a), 3.1(b), 3.1(d) and 3.1(j)(vi) shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date. Buyer shall have received a certificate signed on behalf of Seller by an authorized officer of Seller to the effect that such representations and warranties of Seller (as amended by the Due Diligence Notice and through disclosures submitted to Buyer on or before the Closing Date regarding events arising since the Execution Date) shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated in this Agreement.

Except as provided to the contrary herein, in the event that any of the foregoing conditions are not satisfied as of the Closing Date, Buyer shall have the right at its option to terminate this Agreement by written notice thereof given to both Seller and the Title Company, and upon receipt of such notice, the Title Company shall forthwith return the Escrow Deposit to Buyer.

         4.2 Conditions to Seller's Obligations. Seller's agreement to sell and to deliver the Properties to be sold hereunder is subject to the payment at Closing of the Purchase Price and compliance with and the occurrence of each of the following conditions on or before Closing, except as any thereof may be waived in writing by Seller:

         (a) Agreements. Buyer shall have executed and delivered to Seller all agreements, instruments, certificates and other documents to be delivered by Buyer, including those required by Paragraph 5.3.

         (b) Delivery of Purchase Price; Documents. Buyer shall deliver the Purchase Price on the Closing Date.

         (c) Delivery of Corporate Resolution. Buyer shall provide Seller with appropriate resolutions from its Board of Directors (which resolutions were obtained prior to the execution of this Agreement), authorizing Buyer to effectuate the actions required by Buyer to consummate the transactions contemplated by this Agreement.

         (d) Buyer's Representations and Warranties True and Correct. The representations and warranties of Buyer set forth in Paragraphs 3.2(a) and 3.2(b) shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date. Seller shall have received a certificate signed on behalf of Buyer by an authorized officer of Buyer to the effect that the representations and warranties set forth in those Paragraphs (as amended through disclosures submitted to Buyer on or before the Closing Date regarding events arising since the Execution Date) shall be true and correct in all material respects as of the Execution Date and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated in this Agreement.

     4.3 Joint Conditions Precedent to Closing. The transactions contemplated by the HMO Agreement and referenced in Section 7.4 therein and further described in the Health Plan Agreements shall have closed concurrently with the transactions contemplated by this Agreement.

         4.4 Termination. This Agreement and the transactions contemplated hereby may be terminated or abandoned at any time prior to the Closing Date:

         (a)      By the mutual consent of Buyer and Seller; or

         (b) By Seller or Buyer if the Closing shall not have occurred on or before October 31, 1998, in which event the Escrow Deposit shall be returned to Buyer.

                                    ARTICLE V

                                   THE CLOSING

         5.1 The Closing Date. The actions contemplated to consummate the transactions under this Agreement shall take place on the date which, unless otherwise agreed by Buyer and Seller, shall be the Closing Date set forth in the HMO Agreement (the "Closing Date") in accordance with the HMO Agreement. Unless otherwise agreed to by the parties, the closing ("Closing") shall be deemed to be effective as of and to occur, and the risk of loss shall pass Seller to Buyer, at 12:01:01 a.m. (Central Standard Time, adjusted for daylight savings time, if applicable) on the Closing Date. Closing shall commence on the Closing Date at the offices of Seller's counsel, the law firm of Jenkens & Gilchrist, A Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas Texas 75202, at 10:00 a.m. (Central Standard Time, adjusted for daylight savings time, if applicable).

         5.2 Seller's Obligations at the Closing. Seller shall deliver or cause to be delivered to Buyer the following items at the Closing.

         (a) The Deeds, executed by Seller conveying the Real Property to Buyer, subject to the Permitted Exceptions and the Title Exceptions;

         (b)      The Bill of Sale executed by Seller;

         (c) The Assignment and Assumption of Leases executed by Seller, with a Rent Roll dated as of the Closing Date (the "Closing Rent Roll") and the Subleases, as defined below.

         (d) A certificate of nonforeign status (the "Certificate of Nonforeign Status"), executed by Seller, in the form of the Certificate of Nonforeign Status attached hereto as Exhibit H.

         (e) An Owner Policy of Title Insurance (the "Owner Title Policy") issued by the Title Company, insuring good and indefeasible fee simple title to the Property in Buyer in a face amount equal to the Purchase Price, and containing no exceptions other than the Permitted Exceptions and the Title Exceptions, the standard printed title company exceptions, an exception for taxes for the calendar year in which the Closing occurs and subsequent years, and subsequent assessments for prior years due to change in land usage or ownership, an exception for "shortages in area," and an exception for the rights of the tenants (as tenants only) in possession under the Leases listed in the Closing Rent Roll.

         (f) Notices to each of the tenants of the Property (the "Tenant Notices"), executed by Seller, advising each of the tenants of the Property of the sale of the Property to Buyer, and stating that future rents should be paid as specified by Buyer. The Tenant Notices shall also be executed by Buyer and shall contain a statement acknowledging that Buyer has received and is responsible for the tenants' security deposit and specifying the exact dollar amount of the deposit.

         (g) All executed original Estoppels in the form of the Estoppel Certificate attached hereto as Exhibit I (or Seller's certificate in lieu thereof), Leases and contracts to be assumed by Buyer in Seller's possession.

         (h) Keys and electronic pass cards or devices to all entrance doors to, and equipment and utility rooms and vault boxes located in, the Property.

     (i) The closing certificates described in Paragraphs 3.1(p) and 4.1(c) above. ----------------------------

         (j)      A credit in the amount of the Tenant Deposits.

     (k) Appropriate  resolutions from Seller's Board of Directors,  authorizing
Seller  to  effectuate  the  actions   required  by  Seller  to  consummate  the
transactions contemplated by this Agreement.

         (l) Such other documents as may be required by this Agreement or by the Title Company in order to consummate this transaction and issue the Title Policy to Buyer.


         5.3 Buyer's Obligations at the Closing. Buyer shall deliver or cause to be delivered to Seller the following items at the Closing:

         (a) The Purchase Price required above, by delivery to Seller of (i) the Down Payment, as prorated and adjusted in accordance with Paragraphs 5.4 and 5.5 herewith, in readily available funds via federal wire transfer to the account of Seller, and (ii) the
Note and Deed of Trust;

         (b) The subleases substantially in the form attached as Exhibit J for Seller's leasehold estates located at 3501 MacArthur Blvd., Suite 100, Irving, Texas; 1816 Norwood Plaza, Hurst, Texas; 1832 Norwood Plaza, Suite 200, Hurst, Texas; 555 Republic Drive, Suite 418, Plano, Texas; One Forest Medical Plaza, 12200 Park Central, Suite 210, Dallas, Texas; 12720 Hillcrest, Suites 200, 518 and 600, Dallas, Texas; and 1320 South University, Suites 201, 502 and 505, Fort Worth, Texas, subject to subleases to third parties (collectively, the "Subleases");

         (c) The Limited Guaranty attached as Exhibit K executed by Buyer's Parent and the Sublease Guaranty attached as Exhibit L executed by Buyer's Parent; and

     (d) Buyer shall provide Seller with appropriate resolutions from Buyer's managers authorizing Buyer to effectuate the actions required by Buyer to consummate the transactions contemplated by this Agreement.

         5.4 Closing Costs. The premium for issuing the Owner Title Policy, the cost of insuring over any Title Exceptions, as set forth in this Agreement, and the escrow fees of the Title Company shall be borne by Seller. Buyer shall pay for any surveys, the cost of recording the Deeds and the cost of any survey endorsements. Except as otherwise provided herein, each party shall pay its own attorneys' fees and costs.

     5.5 Prorations. At the Closing, the following items of revenue and expense shall be adjusted and apportioned in cash as of 12:01 a.m. on the Closing Date (the "Adjustment Date"):

         (a) Real estate and other ad valorem taxes, personal property or use taxes, on the basis of the fiscal year for which such taxes or charges are assessed. If the actual ad valorem taxes are not available on the Closing Date for the tax year in which the Adjustment Date occurs, the proration of such taxes at the Closing shall be estimated based upon reasonable information available to the parties, including information disclosed by the local tax office or other public information, and an adjustment shall be made when actual figures are published or otherwise become available; provided, however, that any prorations made pursuant to the HMO Agreement shall not be duplicated in making the prorations hereunder.

         (b) All costs and expenses of operating the Property, and amounts paid or payable under the service contracts shall be determined to the Adjustment Date and paid by the Seller. If Buyer assumes any service contract or agrees to pay any of such charges, an appropriate cash adjustment will be made at the Closing.

         (c) Water and sewer charges, fuel charges, electricity, gas or utility charges (including, without limitation, telephone, gas and electricity) shall be prorated as of the Adjustment Date, and Seller shall terminate its account (but not the service itself) with the providers of all such services as of the Adjustment Date. Buyer shall, prior to the Closing Date, make application to the providers of such services for the continuation of such services in the name of Buyer or its designee. If termination of such accounts on the Adjustment Date is not feasible, the meters will be read on or about the Adjustment Date and the Seller shall be responsible for paying the bills for such services accruing prior to the Adjustment Date and the Buyer shall be responsible for the payment of all such accounts accruing on or after the Adjustment Date.

         (d) Collected rents and other sums payable under the Leases which have accrued prior to the Adjustment Date shall be prorated as of the Closing Date and Seller shall receive a credit at Closing for such amounts. Buyer and Seller shall have the right to collect delinquent rents directly from a tenant by any legal means, provided that neither party shall be obligated to attempt to collect such delinquent rents, and any recovery, after the costs of collection, shall be prorated equitably as of the Adjustment Date.

                                   ARTICLE VI

                   DAMAGE OR CONDEMNATION PRIOR TO THE CLOSING

         6.1 Damage. If, at any time after the date hereof and on or before the Closing Date, all or a portion of any Property is damaged, destroyed or rendered inoperative

(collectively, the "Damage"), by fire, flood, natural elements or other causes beyond Seller's control, then the following shall apply:

         (a) If the Damage is not Material (hereinafter defined), Buyer shall proceed to close and purchase the Property as diminished by such Damage, subject to a reduction in the Purchase Price equal to the cost of repairing or restoring the Damage, as determined under subparagraph (c) below.

         (b) If the Damage is Material, then Buyer, at its sole option, may elect either (i) to terminate this Agreement by written notice to Seller given at or prior to the Closing, whereupon the Title Company shall immediately return the Escrow Deposit to Buyer and, upon Buyer's receipt thereof, neither party hereto shall have any further rights against, or obligations to, the other under this Agreement; or (ii) require Seller to agree to close and complete the repair or restoration of the Damage after the Closing.

         (c) For the purposes of this Paragraph 6.1, Damage shall be deemed to be "Material" if (i) the cost of repairing the Damage equals or exceeds $250,000. The cost of repairing the Damage shall be determined in the following manner: Within 10 days after the Damage occurs, each party shall designate an engineering firm to act on its behalf, and the firms designated shall promptly consult with each other in an attempt to mutually agree upon the cost of repairing the Damage. If the firms cannot agree on the cost within the 10-day period after they have both been designated, they shall, within five days after such 10-day period, designate a third engineering firm, which shall be instructed to determine the cost of repairing the Damage within 10 days after its designation. The cost of repairing the Damage as determined by the third engineering firm shall be conclusive.

         (d) This Agreement shall not be interpreted as including an agreement by the parties that they shall have the rights and duties prescribed by Section
5.007 of the Texas Property Code.

         6.2 Condemnation. If, prior to the Closing Date, all or a material portion of the Property is taken by, or made subject to, condemnation, eminent domain or other governmental acquisition proceedings, then Buyer, at its sole option, may elect either:

         (a) To terminate this Agreement by written notice to Seller given at or prior to the Closing, whereupon the Title Company shall immediately return the Escrow Deposit to Buyer and, upon Buyer's receipt thereof, neither party hereto shall have any further rights against, or obligations to, the other under this Agreement; or

         (b) To agree to close and deduct from the Purchase Price an amount equal to any sum paid to Seller for such governmental acquisition, in which event Seller shall assign, transfer and set over to Buyer all of Seller's right, title and interest in and to any awards which may in the future be made on account of such governmental acquisition.

         (c) A "Material" taking shall be a taking and the payment of compensation in excess of $5,000,000.

                                   ARTICLE VII

                                    DEFAULTS

         7.1 Default by Seller. In the event Seller shall default in its obligation to convey the Real Property to Buyer pursuant to this Agreement, the Buyer may, as its sole alternatives, either (i) enforce specific performance of this Agreement, or (ii) terminate this Agreement by written notice to Seller and the Title Company, in which event the Escrow Deposit shall be returned to Buyer, or (iii) institute suit against Seller for damages.

         7.2 Default by Buyer. In the event Buyer defaults in its obligation to purchase the Real Property from Seller pursuant to this Agreement, Seller may, as its sole and exclusive remedy for such breach, terminate this Agreement by written notice to Buyer and the Title Company, and upon any such termination the Title Company shall immediately deliver the Escrow Deposit to Seller, such sum being agreed upon as the amount payable by Buyer to Seller as liquidated damages and in consideration of Buyer having the option to refuse to purchase the Property without any liability on account of its refusal other than payment of the Escrow Deposit.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 Notices. All notices and other communications hereunder shall be in writing and shall be either (i) be deposited in first class United States mail, certified, with postage prepaid, (ii) delivered by messenger, (iii) sent by overnight courier, or (iv) sent by fully completed and confirmed facsimile transmission (with a written confirmation simultaneously sent in first class United States mail), as follows:

If to the Seller:                           Copy to:

Kaiser Foundation Health Plan of Texas      Jenkens & Gilchrist
c/o Kaiser Foundation Hospitals             1445 Ross Avenue, Suite 3200
One Kaiser Plaza                            Dallas, Texas  75202
Oakland, California 94612                   Attention:  Edward F.Walker
Attention: Peter Hohl, Director of          Fax: (214) 855-4300
Acquisitions/Alliance Services
Fax: (510) 271-2309

With an Additional Copy to:

Kaiser Foundation Hospitals
1950 Franklin Street, 17th Fl.
Oakland, CA 94612
Attention:  Indrajit Obeysekere, Counsel
Fax:  (510) 873-5080

If to the Buyer:                            Copy to:

HMO Texas, L.C.                             Morgan, Lewis & Bockius, LLP
c/o Sierra Health Services, Inc.            300 South Grand Avenue
2724 N. Tenaya Way (for Fed. Exp.)          Twenty-Second Floor
Las Vegas, Nevada 89128                     Los Angeles, California  90071-3132
P. O. Box 15645 (for U.S. mail)             Attn:  Richard J. Maire, Jr.
Las Vegas, Nevada  89114-5645               Fax:     (213) 612-2554
Attn:  Frank Collins
Corporate Counsel
Fax:     (702) 240-7148

With an Additional Copy to:

Thompson & Knight
1700 Pacific Avenue, Suite 3300
Dallas, Texas  75201-4693
Attn:  M. Lawrence Hicks, Jr.
Fax:     (214) 969-1751

or such other address or fax number as any party may request by notice given as aforesaid. Notices sent as provided herein shall be deemed given on the date received by the recipient. If a recipient rejects or refuses to accept a notice given pursuant to this Paragraph, or if a notice is not deliverable because of a changed address or fax number of which no notice was given in accordance with the provisions hereof, such notice shall be deemed to be received two days after such notice was mailed (whether as the actual notice or as the confirmation of a faxed notice) in accordance with the terms hereof. The foregoing shall not preclude the effectiveness of actual written notice given to a party at any address or by any means.

         8.2 Waiver. No waiver by either Buyer or Seller hereto of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provision at any other time or a waiver of such party's rights under any other provision of this Agreement.

         8.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. An executed faxed copy of this Agreement shall be deemed an original executed copy of this Agreement.

         8.4 Brokerage Fees and Commissions. Except as set forth herein, neither Seller nor Buyer has contracted with any other real estate broker, agent, finder or similar person in connection with the negotiation and execution of this Agreement, the transactions contemplated hereby or the sale and purchase of the Property. It is agreed that if any claims for any other brokerage fees are ever made against Seller or Buyer in connection with the transactions contemplated by this Agreement, all such claims shall be paid by the party whose commitments form the basis of such claims. Seller and Buyer each agree to indemnify and hold harmless the other from and against any and all liabilities, claims, demands or actions for or with respect to any other brokerage fees asserted by any person, firm or corporation in connection with this Agreement or the transactions contemplated hereby, and any court costs, attorneys' fees or other costs and expenses arising therefrom, insofar as any such liabilities, claims, demands or actions are based upon a contract or commitment of the indemnifying party.

         8.5 Entire Agreement. This Agreement (including the Exhibits and Schedules) and the other agreements, certificates and documents of Seller and Buyer contemplated herein constitute the entire agreement between the parties hereto with respect to the matter hereof, and supersedes all prior agreements or understandings between the parties. No amendment, alteration, or modification of this Agreement shall be valid unless in each instance such amendment, alteration, or modification is expressed in a written instrument duly executed by the parties hereto.

         8.6 Modification. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except as provided herein or by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

         8.7 Applicable Law. This Agreement is to be governed by and interpreted under the laws of the State of Texas, without resort to choice of law or conflict of law principles which direct the application of the laws of a different state.

         8.8 Headings. The headings contained in this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

         8.9 Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

Notwithstanding the foregoing, this Agreement shall not be assignable by any party without the prior written consent of the other, and any attempt at an assignment in violation of this Paragraph shall be void ab initio; provided, however, that this Agreement may be assigned to an affiliate of Buyer without Seller's consent.

         8.10 Further Assurances. Each party hereto agrees for the benefit of the other parties hereto to execute and deliver any necessary documents, instruments or agreements, and to take any and all necessary actions, in order to (i) fully vest in Buyer all right, title and interest to the Property, and
(ii) carry out the terms of this Agreement and the transactions contemplated by this Agreement.

         8.11 Time of Essence. Time is of the essence of this Agreement and of each covenant and agreement that is to be performed at a particular time or within a particular period of time. However, if the final date of any period which is set out in any provision of this Agreement (other than the Closing
Date) falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Texas, then the time of such period shall be extended to the next date which is not a Saturday, Sunday or legal holiday.

         8.12 Severability. If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to adjust equitably the parties' respective rights and obligations hereunder.

     8.13  Attorneys'   Fees.  If  either  party  defaults  in  its  obligations
hereunder, the defaulting party shall pay the reasonable attorneys' fees incurred by the other party in order to enforce its rights hereunder.

                  8.14 Construction. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine, and neuter, and the number of all words herein shall include the singular and plural. All parties to this Agreement have been represented by counsel and, accordingly, this Agreement shall not be construed strictly for or against any party hereto. The Schedules and Exhibits attached hereto are incorporated herein for all purposes and made a part of this Agreement as if set out in full in this Agreement.

                         [Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Execution Date.

                                 BUYER:

                                 HMO TEXAS, L.C.,
                                 a Texas limited liability company

                                 By:               /s/ Larry S. Howard
                                 Name:             Larry S. Howard
                                 Title:            President


                                 SELLER:

                                 KAISER FOUNDATION HEALTH PLAN OF
                                 TEXAS, a Texas non-profit corporation


                                 By:               /s/ Deborah Stokes
                                 Name:             Deborah Stokes
                                 Title:            President

     Sierra Health Services,  Inc. and Kaiser Foundation Hospitals have executed
this  Agreement  below  solely  with  respect  to  their  respective   guarantee
obligations set forth in Paragraph 3.7. SIERRA HEALTH SERVICES, INC.


                                 By:               /s/ Anthony M. Marlon
                                 Name:    Anthony M. Marlon, M.D.
                                 Title:            Chairman and CEO


                                 SELLER:

                                 KAISER FOUNDATION HOSPITALS


                                 By:               /s/ Deborah Stokes
                                 Name:    Deborah Stokes
                                 Title:            Acting Senior Vice President





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